CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Exhibit 99.1

EXHIBIT 99.1

For more information contact: Russ Knittel Synaptics Incorporated 408-434-0110x140 russk@synaptics.com	Jennifer Jarman the blueshirt group 415-217-7722 jennifer@blueshirtgroup.com

Synaptics Reports Record Second Quarter Results

Achieves Record Profitability and Third Consecutive Quarter of Record Revenues

January 22, 2004 — San Jose, CA - Synaptics (Nasdaq: SYNA), a leader in interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the second fiscal quarter ended December 31, 2003.

Net revenue for the second quarter of fiscal 2004 was $34.3 million, a 42% increase compared to $24.2 million for the second quarter of the prior fiscal year. Actual (GAAP) net income for the second quarter of fiscal 2004 was $3.5 million, or $0.13 per diluted share, which includes non-cash charges related to the amortization of deferred stock-based compensation of $132,000, or $0.01 per diluted share. This represents a 90% increase from actual net income of $1.8 million, or $0.07 per diluted share, for the comparable quarter of the prior fiscal year.

“We achieved record profitability and our third consecutive quarter of record revenues in the December quarter as we benefited from strong notebook sales during the holiday period and exceptional growth in the non-notebook sector, which represented approximately 16% of total revenues,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “Design levels and implementations for our notebook TouchPad products remained very healthy and our non-notebook results were led by strong traction in the portable digital entertainment market. We are encouraged by our ongoing efforts in the portable digital device arena, which point to increasing design activity in the months ahead. We also continued to strengthen our balance sheet during the quarter, exiting December with over $84 million in cash and short-term investments.”

Russ Knittel, Synaptics’ Chief Financial Officer, added, “Our current assessment of the notebook market suggests that sell through levels in the December quarter were generally as expected, and we ended the period with a backlog of over $17 million. As we exit the seasonally strongest quarter of the calendar year, we expect to see the impact of seasonality in the notebook market in the March quarter, but believe it will be at the lower end of the historical range for the industry. We expect this trend to be offset by continued strength in the portable digital entertainment market and are forecasting revenues to be essentially flat in the March quarter and up slightly in the June quarter based on current visibility.”

Earnings Call Information

The Synaptics second quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 22, 2004. To participate on the live call, analysts and investors should dial 800-257-7063 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at http://www.synaptics.com/. A telephonic replay of the conference call will also be available for 48 hours by dialing 800-405-2236 and entering the passcode: 566021.

About Synaptics Incorporated

Synaptics is a leading developer of interface solutions for mobile computing, communications and entertainment devices, with its products found in over 50 percent of today’s notebook computers. Synaptics’ engineered solutions for device manufacturers include: TouchPad™ the industry standard notebook pointing device; TouchStyk™, a modular capacitive pointing stick solution; SpeakerPad™, an integrated audio speaker and notebook TouchPad; LuxPad™, an illuminated TouchPad: TouchRing™, a one dimensional scrolling solution for MP3 devices; and QuickStroke®, a proprietary Chinese handwriting recognition software. More information about Synaptics can be found on the World Wide Web at www.synaptics.com.

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe-harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ revenue expectations, earnings expectations, cash flow expectations, and competitive position in both notebook computers and new market initiatives. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) market demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ products, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	June 30,
	2003	2003

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,849	$41,697
Short term investments	36,222	35,589
Restricted cash	240	240
Accounts receivable, net of allowances of $130 and $160 at December 31, 2003, and June 30, 2003, respectively	17,717	13,181
Inventories	5,081	6,428
Prepaid expenses and other current assets	2,197	2,637

Total current assets	109,306	99,772
Property and equipment, net	1,755	1,934
Goodwill	1,891	1,968
Other assets	834	834

Total assets	$113,786	$104,508

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,855	$6,893
Accrued compensation	3,424	2,808
Accrued warranty	937	1,002
Income taxes payable	4,419	1,661
Other accrued liabilities	2,922	3,362
Capital leases and equipment financing obligations	94	231

Total current liabilities	17,651	15,957
Capital leases and equipment financing obligations, net of current portion	—	28
Note payable to a related party	1,500	1,500
Other liabilities	829	759
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 60,000,000 shares authorized; 24,264,165 and 23,835,877 shares issued and outstanding, respectively	24	24
Additional paid in capital	80,293	78,761
Deferred stock compensation	(901)	(1,184)
Notes receivable from stockholders	—	(20)
Retained earnings	14,351	8,583
Accumulated other comprehensive income	39	100

Total stockholders’ equity	93,806	86,264

Total liabilities and stockholders’ equity	$113,786	$104,508

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Net revenue	$34,274	$24,199	$63,845	$46,376
Cost of revenue	20,134	13,917	37,560	26,360

Gross margin	14,140	10,282	26,285	20,016
Operating expenses
Research and development	5,130	4,812	10,226	10,135
Selling, general, and administrative	3,293	2,638	6,367	5,242
Amortization of intangible assets	—	10	—	40
Amortization of deferred stock compensation	132	116	269	226
Restructuring	—	—	432	—

Total operating expenses	8,555	7,576	17,294	15,643

Operating income	5,585	2,706	8,991	4,373
Interest and other income, net	229	279	455	556
Interest expense	(34)	(47)	(68)	(86)

Income before income taxes	5,780	2,938	9,378	4,843
Provision for income taxes	2,279	1,093	3,610	1,798

Net income	$3,501	$1,845	$5,768	$3,045

Net income per share:
Basic	$0.15	$0.08	$0.24	$0.13

Diluted	$0.13	$0.07	$0.22	$0.12

Shares used in computing net income per share:
Basic	24,112,862	23,386,723	24,063,583	23,309,271

Diluted	26,725,178	25,083,296	26,602,849	24,957,002

Pro forma results (unaudited)
Reported net income	$3,501	$1,845	$5,768	$3,045
Pro forma adjustments:
Amortization of goodwill and other acquired intangible assets	—	10	—	40
Amortization of deferred stock compensation	132	116	269	226
Restructuring (tax effected)	—	—	272	—

Pro forma net income	$3,633	$1,971	$6,309	$3,311

Pro forma earnings per share
Basic	$0.15	$0.08	$0.26	$0.14

Diluted	$0.14	$0.08	$0.24	$0.13